Exhibit 10.37

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (“Agreement”) is dated as of March 1, 2017, the date of execution of this Agreement (the “Effective Date”), by and among HIGHTIMES HOLDING CORP., a Delaware corporation (the “Parent”), TRANS-HIGH CORPORATION, a New York corporation ( “Trans-High”) and OREVA CAPITAL CORP., a Delaware corporation (the “Oreva”), The Parent, Trans-High and the subsidiaries of Trans-High Group are sometimes referred to collectively as the “High Times Group.” The High Times Group and Oreva are sometimes individually referred to as a “Party” and collectively, as the “Parties.”

Whereas, pursuant to an amended and restated stock purchase agreement dated as of February 14, 2017 (the (the “Purchase Agreement”) by and among the Parent, Trans-High and the stockholders of Trans-High, the Parent acquired the 100% of the capital stock of Trans-High;

Whereas, pursuant to the Stockholders Agreement, the former stockholders of Trans-High, AEL Irrevocable Trust and Oreva, acting as agent for the other holders of Class A Common Stock of the Parent agreed to cause the Parent and Trans-High to enter into this Agreement pursuant to which Oreva shall provide management services to the Parent and High Times Group as hereinafter described;

Now, therefore, in consideration of the mutual recitals, covenants and agreements contained herein, the parties hereby agree to the following:

Section 1. Defined Terms. Any terms not otherwise defined herein shall have the meaning as set forth in the Purchase Agreement.

Section 2.            Term.      This Agreement shall commence on the date hereof and, unless extended or terminated as hereinafter provided, shall terminate on February 28, 2020 (the “Term”). As used herein, the Term of this Agreement shall include any extension of this Agreement following February 28, 2020.

Section 3.	Management Services.

(a)          Management Services.     Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties contained herein, the High Times Group hereby agrees to retain Oreva to provide the following management services to the High Times Group (the “Management Services”):

(i) managing relationships with the Senior Lender,

(ii)  overseeing the process of consummating a Conversion Event,

(iii)  providing administrative services, including recommendations to the Parent’s Board of Directors of the engagement of or, with the approval of the Board of Directors, engaging agents, consultants or other third party service providers to the Parent, including accountants, lawyers, registered investment advisers or experts, in each case, as may be necessary by the Parent from time to time;

(iv)  as authorized from time to time by the Board of Directors, dealing with investment bankers, investor relations consultants and other members of the investment community;

(v)  identify, evaluate, manage, perform due diligence on, negotiate and providing assistance to the Parent Board of Directors in connection with the acquisitions of target businesses by the High Times Group; provided, that the Consultant shall not advise the Parent as to whether or not such acquisitions shall be structured as asset acquisitions or the acquisition of securities or otherwise and all such determinations will be made by the Parent based on legal, tax and other considerations and the advice of the Parent’s accounting, legal and other advisors;

(vi)  evaluate, manage, negotiate and providing assistance to the Parent Board of Directors in the disposition of all or any part of the property or assets of the High Times Group, including dispositions of all or any part of the Parent’s direct or indirect Subsidiaries; provided, that the Consultant shall not advise the Parent as to whether or not such dispositions shall be structured as asset sales or the sales of securities or otherwise and all such determinations will be made by the Parent based on legal, tax and other considerations and the advice of the Parent’s accounting, legal and other advisors;

(vii)  evaluate and assist in negotiations with various financing sources for the High Times Group, including bankers and others providing debt and/or equity financings for the High Times Group;

(viii)  assist the Board of Directors and executive officers of High Times Group in locating, structuring, negotiating and financing strategic acquisitions of other related broker/dealers, asset management companies and other financial services companies;

(ix)  assist the Board of Directors and executive officers of High Times Group in connection with sourcing, structuring, negotiating and consummating debt and equity financing for the Parent and/or Trans-High; and

(x)  assist the Board of Directors and executive officers of the High Times Group in connection with developing additional business by sourcing prospective investment banking clients, merger and acquisition and other advisory business from third parties and advising the Board of Directors and executive officers of the High Times Group in structuring, negotiating and consummating such additional business.

(b)          Limitations on Authority.     Notwithstanding the foregoing, or anything else to the contrary contained in this Agreement, Oreva shall report to the Board of Directors of the Parent and is not authorized, and shall not be deemed to be authorized, to bind either the Parent or Trans-High to or in connection with any material agreement or obligation, unless and until the same has been approved, adopted and ratified by the Board of Directors of the Parent or Trans-High, as applicable. Neither Oreva nor their Affiliates (other than Affiliates who are executive officers of the Parent or other member of the High Times Group) shall hold themselves out as authorized to bind either the Parent or Trans-High to any such agreement or obligation.

(c)          Performance of Management Services.     The Parties hereto acknowledge that Oreva shall have the right to engage the services of attorneys, accountants, brokers, finders and other professionals to assist them in performing the Management Services. However, such third party service providers must be approved in advance by the Board of Directors of the Parent or Trans-High, as applicable, and neither the Parent nor Trans-High shall be responsible for the fees of such professionals if their services are not approved in advance.

Section 4. Compensation and Expenses.

(a)  In consideration for its Management Services, Oreva collectively shall be entitled to receive an annual management fee equal $420,000, payable in cash at the rate of $35,000 per month (the “Monthly Fee”). Such Monthly Fee shall be paid to Oreva on the first day of each month during the Term.

(b)  Unless otherwise agreed by the Board of Directors and the Senior Lender, the monthly management fee shall accrue prior to consummation of a Conversion Event. All accrued and unpaid monthly management fees shall be payable to Oreva or its designees in full simultaneous with the consummation of a Conversion Event.

(c)  Notwithstanding the foregoing provisions of this Section 4, payment of such Management Fee shall at all times be subject and subordinated to the payment of periodic installments of principal and interest payable to the Senior Lender and the Trans-High Stockholders under the Purchase Notes.

(d)  In addition to payment of the Monthly Fee, the High Times Group shall reimburse Oreva for their actual out-of-pocket expenses incurred in connection with the performance of the Management Services, such reimbursement to be made promptly following submission of appropriate documentation.

Section 5. Representations and Warranties of the High Times Group. The High Times Group represents and warrants to Oreva that all the representations and warranties made by the Companies as set forth in the Purchase Agreement are true and correct as of the date herein and of which are incorporated by reference herein.

Section 6. Representations and Warranties of Oreva. Oreva represents and warrants to the High Times Group that all the representations and warranties made by Oreva as set forth in the Purchase Agreement are true and correct as of the date herein and of which are incorporated by reference herein.

Section 7. Liability.

(a)  Neither Oreva, nor any of its Affiliates nor any of its or their members, officers, directors, employees, equity holders or other applicable representatives, nor any of the respective successors, assigns or transferees of any of the foregoing (collectively, the “Oreva Parties”) shall be liable to the High Times Group or their respective members, officers, directors, employees, equity holders or other applicable representatives or any of their respective successors, assignees, transferees (each, a “High Times Party”) for, among other things, any error in judgment or any loss sustained by any High Times Party pursuant to this Agreement, except by reason of acts or omissions found by a court of competent jurisdiction upon entry of a final judgment to have been the result of an Oreva Party’s’ fraud, willful misconduct or gross negligence in the performance or non-performance of its duties under this Agreement. No Oreva Party shall be liable to any High Times Party for the acts of any agent by Oreva; provided that such agent was selected, engaged or retained by Oreva with reasonable care. Oreva may consult with counsel and accountants in respect of its obligations under this Agreement and be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel or accountants. All investment banking, trading and related activity concerning securities shall be for the account and risk of the applicable High Times Party and, except as otherwise provided herein, Oreva shall not incur any liability for investment banking or trading profits or losses resulting therefrom, or any expenses related thereto.

(b)  No Oreva Party shall be liable to a High Times Party for any taxes assessed upon or payable by any of them however or where ever the same may be assessed or imposed and whether directly or indirectly except for such taxation as shall be attributable to fraud, willful misconduct or gross negligence in the performance or non-performance by an Oreva Party or his or its obligations and duties.

(c)  Notwithstanding any of the foregoing to the contrary, the provisions of this Section 7 shall not be construed to relieve (or attempt to relieve) Oreva or any Oreva Party from any liability to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed to effectuate the provisions of this Section 7 to the fullest extent permitted by law.

Section 8. Indemnification.

(a)  The High Times Group shall defend, indemnify, defend, and hold each of Oreva and their Affiliates, and all of their respective officers, directors, shareholders, partners, members, employees, agents and representatives harmless from and against any and all losses, liabilities, suits, claims, costs or expenses (collectively, “Losses”) arising, directly or indirectly in connection with (i) the operation of the businesses of the High Times Group, or (ii) the performance of the Management Services under this Agreement, in each case to the extent that the Losses are not directly caused by or attributable to fraud, willful misconduct or gross negligence in the performance or non-performance by an Oreva Party or his or its obligations and duties under this Agreement.

(b)          Survival.     The provisions of this Section 8 shall survive the termination or the expiration of this Agreement.

Section 9. Termination. This Agreement shall be subject to termination, as follows:

(a)  By the non-defaulting Party upon the occurrence and during the continuation of a default as described in Section 10;

(b)  By High Times Group or Oreva in the event that the other Party to this Agreement is enjoined, disabled, suspended, prohibited, or otherwise unable to engage in the Business as a result of any state agency, or any other self-regulatory organization having jurisdiction over the High Times Group or Oreva, as the case may be;

(c)	By mutual consent of the Parties; or

(d)	Upon a Sale of Control of the Parent.

Section 10. Default.

(a)          By the High Times Group. The occurrence of any of the following events shall be deemed to be and shall be treated as a default by the High Times Group, both jointly and severally, under this Agreement:

(i)  a material breach by the High Times Group in the due observance, or performance of any term, covenant, or agreement contained in this Agreement, which breach, or failure continues unremedied, or uncorrected for a period of fifteen (15) days after written notice thereof specifying such breach and requiring it to be remedied, shall be given to the breaching party by the other party.

(ii)  The High Times Group becomes insolvent, makes any assignment for the benefit of creditors, calls a meeting of creditors, offers a composition of extension to creditors, suspends payments, consents to, or suffers the appointment of a receiver, or trustee, a committee of creditors, or a liquidating agent, files a voluntary petition, or answer in bankruptcy, or seeks a reorganization, arrangement, or readjustment of its debts, or its dissolution, or liquidation, or for any other relief under any bankruptcy, or insolvency law.

(iii)  The High Times Group files, or commences against it an involuntary petition in bankruptcy, or seeking reorganization, rearrangement, or readjustment of their debts, or for any other relief under any bankruptcy, or insolvency law, or have entered against them any judgment, or decree for their dissolution that remains undismissed, or undischarged, abandoned or unresolved for a period of forty-five (45) days.

(iv)  The failure by a High Times Group to pay over monies due to Oreva under this Agreement when due, and said failure is not cured within thirty (30) days from the date said money is due.

(b)          By Oreva.     The occurrence of a material breach by any one or more of Oreva in the due observance, or performance of any material term, covenant, or agreement contained in this Agreement to be performed by them, which material breach, or failure continues unremedied, or uncorrected for a period of fifteen (15) days after written notice thereof specifying such breach and requiring it to be remedied, shall be given to the breaching party by the other party;

Section 11. Notices. Any notice or request required, or permitted to be given under this Agreement shall be sufficient if in writing and sent by hand, overnight courier or by certified mail, in either case return receipt requested, to the parties at addresses set forth in the Purchase Agreement.

Section 12. Amendments. This Agreement represents the entire Agreement between the parties with respect to the subject matter contained herein. This Agreement shall not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

Section 13. Assignment. This Agreement shall be binding upon and shall inure to the benefit of the respective successors of the High Times Group and Oreva.

Section 14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties hereto expressly submit themselves to binding arbitration and agree that all disputes arising out of this agreement shall be resolved in accordance with the applicable provisions of JAMS Dispute Resolution in in Los Angeles, California.

Section 15. Section Headings. The headings of the Sections contained in this Agreement are for reference purposes only and shall not in any way affect the meaning, interpretation, enforceability, or validity of this Agreement. The unenforceability of any Section, or Subsection, or provision of this Agreement shall not affect the enforceability, or validity of the balance of this Agreement.

Section 16. Confidentiality. The parties hereto agree to retain this Agreement and the terms hereof confidential and not to disclose them to any person or entity that is not a party hereto, unless such disclosure has the prior written approval of the non-disclosing party or is required by law or regulatory authorities.

Section 17. Counterparts and Facsimile Signatures.             This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. Counterparts may be executed either in original, faxed or digital transmission form and the parties adopt any signatures received by a receiving fax machine or computer as original signatures of the parties.

Balance of this page intentionally left blank – signature page follows

IN WITNESS WHEREOF, the parties have hereto affixed their hands and seals on the day and year first above written.

Oreva:	OREVA CAPITAL CORP..

	By:	/s/ Adam Levin
	Name:	Adam Levin
	Title:	Chief Executive Officer

Parent:	HIGHTIMES HOLDING CORP..

	By:	/s/ Colin Conway
	Name:	Colin Conway
	Title:	Vice President

Trans High:

TRANS-HIGH CORPORATION

	By:	/s/ Matthew Strang
	Name:	Matthew Strang
	Title:	Chief Revenue Officer